Exhibit 99.1

Workday Announces Fiscal 2020 First Quarter Financial Results

First Quarter Total Revenues of $825.1 Million, Up 33.4% Year Over Year

Subscription Revenue of $701.0 Million, Up 34.3% Year Over Year

Subscription Revenue Backlog of $6.80 Billion, Up 30.0% Year Over Year

PLEASANTON, Calif., May 28, 2019 — Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2020 first quarter ended April 30, 2019.

Fiscal First Quarter Results

•	Total revenues were $825.1 million, an increase of 33.4% from the first quarter of fiscal year 2019. Subscription revenue was $701.0 million, an increase of 34.3% from the same period last year.

•

Operating loss was $123.4 million, or negative 15.0% of revenues, compared to an operating loss of $71.3 million, or negative 11.5% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $107.7 million, or 13.1% of revenues, compared to a non-GAAP operating income of $80.8 million, or 13.1% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was $0.52, compared to a net loss per basic and diluted share of $0.35 in the first quarter of fiscal 2019. Non-GAAP net income per diluted share was $0.43 compared to a non-GAAP net income per diluted share of $0.33 in the same period last year.[2]

•	Operating cash flows were $209.2 million.

•	Cash, cash equivalents, and marketable securities were $1.89 billion as of April 30, 2019. Unearned revenues were $1.83 billion, a 29.3% increase from the same period last year.

Comments on the News

“Coming off the heels of an excellent fiscal year 2019, our momentum continued with a strong first quarter. We added many new customers across the globe – increasing our footprint across the Fortune 50 and 500 – and saw more existing customers expand their investment in Workday,” said Aneel Bhusri, co-founder and CEO, Workday. “Looking ahead, we believe our ability to enable more organizations to plan, execute, and analyze in one system powered by machine learning, coupled with our commitment to employee and customer success, will further solidify our foundation for enduring growth.”

“Our fiscal year 2020 got off to a great start as we delivered strong top-line growth and record non-GAAP operating profit,” said Robynne Sisco, co-president and chief financial officer, Workday. “Based on our strong first quarter results, we are raising our fiscal year 2020 outlook for subscription revenue to $3.045 to $3.060 billion, or growth of 28%. We expect our second quarter subscription revenue to be $746 to $748 million, or growth of approximately 32%. Our focus remains centered on driving strong, durable growth as we continue to invest in the business to support our long-term aspirations.”

Recent Highlights

•	Workday welcomed Ann-Marie Campbell to its Board of Directors in April 2019. Ann-Marie currently serves as executive vice president of U.S. Stores for The Home Depot.

•

Workday was positioned by Gartner, Inc. in the Leaders quadrant of the Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises. Workday was acknowledged as a Leader for the third year in a row.[3]

•

As part of its latest feature release, Workday 32, Workday delivered more than 500 new features, including deeper investments in Workday Learning and Workday Recruiting, finance-focused machine learning capabilities to help resource managers align skills resources to projects, and even deeper integration between Workday and Adaptive Insights.

•

Workday, along with 10 leading federal government agencies and large corporations from the technology and financial services industries, launched The Cybersecurity Talent Initiative. The first-of-its-kind, public-private partnership is focused on developing the next generation of motivated, mission-driven technologists to ensure a world-class cybersecurity workforce for the future.

•

Workday was ranked #1 on San Francisco Business Times’ Best Places to Work in the Bay Area list. This is the seventh time Workday has been ranked #1 on the list. Workday also ranked #1 on the UK’s Best Large Workplaces list by Great Place to Work Institute.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2020 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

[1]

Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[3]

Gartner, Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large and Global Enterprises, John Van Decker, Robert Anderson, and Greg Leiter, 13 May 2019. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non- GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s ability to enable more organizations to plan, execute, and analyze in one system powered by machine learning, ability to solidify its foundation for enduring growth, employee and customer success, subscription revenue projections and growth, products, and investments in its business. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plans,” “project,” “looking ahead,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Adaptive Insights’ operations or failure to achieve the expected benefits of this or any other acquisition or transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Adaptive Insights business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers; (viii) adverse changes in general economic or market conditions; (ix) the regulatory, economic, and political risks associated with our international operations; (x) delays or reductions in information technology spending; and (xi) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the fiscal year ended January 31, 2019 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2019. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$781,772	$638,554
Marketable securities	1,110,141	1,139,864
Trade and other receivables, net	542,843	704,680
Deferred costs	82,316	80,809
Prepaid expenses and other current assets	148,062	136,689

Total current assets	2,665,134	2,700,596
Property and equipment, net	885,789	796,907
Operating lease right-of-use assets	280,145	—
Deferred costs, noncurrent	179,616	183,518
Acquisition-related intangible assets, net	293,897	313,240
Goodwill	1,379,125	1,379,125
Other assets	140,468	147,360

Total assets	$5,824,174	$5,520,746

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,146	$29,093
Accrued expenses and other current liabilities	129,182	123,542
Accrued compensation	244,794	207,924
Unearned revenue	1,734,442	1,837,618
Operating lease liabilities	64,107	—
Current portion of convertible senior notes, net	235,408	232,514

Total current liabilities	2,443,079	2,430,691
Convertible senior notes, net	983,507	972,264
Unearned revenue, noncurrent	95,708	111,652
Operating lease liabilities, noncurrent	246,037	—
Other liabilities	11,095	47,697

Total liabilities	3,779,426	3,562,304
Stockholders’ equity:
Common stock	225	221
Additional paid-in capital	4,294,370	4,105,334
Accumulated other comprehensive income (loss)	13,113	(809)
Accumulated deficit	(2,262,960)	(2,146,304)

Total stockholders’ equity	2,044,748	1,958,442

Total liabilities and stockholders’ equity	$5,824,174	$5,520,746

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2019	2018
Revenues:
Subscription services	$701,024	$522,149
Professional services	124,031	96,494

Total revenues	825,055	618,643

Costs and expenses (1):
Costs of subscription services	112,469	80,245
Costs of professional services	130,750	97,726
Product development	347,831	263,584
Sales and marketing	272,936	192,771
General and administrative	84,455	55,581

Total costs and expenses	948,441	689,907

Operating loss	(123,386)	(71,264)
Other income (expense), net	7,141	(3,848)

Loss before provision for (benefit from) income taxes	(116,245)	(75,112)
Provision for (benefit from) income taxes	30	(702)

Net loss	$(116,275)	$(74,410)

Net loss per share, basic and diluted	$(0.52)	$(0.35)

Weighted-average shares used to compute net loss per share, basic and diluted	223,309	213,055

(1)	Costs and expenses include share-based compensation expenses as follows:

Costs of subscription services	$10,415	$7,877
Costs of professional services	16,150	10,792
Product development	91,237	68,511
Sales and marketing	38,854	25,612
General and administrative	28,579	19,867

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2019	2018
Cash flows from operating activities
Net loss	$(116,275)	$(74,410)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	61,165	38,664
Share-based compensation expenses	185,235	132,659
Amortization of deferred costs	20,880	16,360
Amortization of debt discount and issuance costs	11,587	18,139
Other	8,976	(9,289)
Changes in operating assets and liabilities:
Trade and other receivables, net	157,379	168,702
Deferred costs	(18,485)	(12,606)
Prepaid expenses and other assets	(5,107)	8,488
Accounts payable	1,503	7,954
Accrued expenses and other liabilities	21,403	11,627
Unearned revenue	(119,098)	(122,055)

Net cash provided by (used in) operating activities	209,163	184,233
Cash flows from investing activities
Purchases of marketable securities	(471,054)	(908,126)
Maturities of marketable securities	460,097	686,676
Sales of marketable securities	50,948	27,359
Owned real estate projects	(39,634)	(39,233)
Capital expenditures, excluding owned real estate projects	(65,535)	(48,862)
Purchases of non-marketable equity and other investments	(2,200)	(2,400)
Other	23	—

Net cash provided by (used in) investing activities	(67,355)	(284,586)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	3,455	2,611
Other	(93)	(57)

Net cash provided by (used in) financing activities	3,362	2,554
Effect of exchange rate changes	(327)	(420)

Net increase (decrease) in cash, cash equivalents, and restricted cash	144,843	(98,219)
Cash, cash equivalents, and restricted cash at the beginning of period	642,203	1,135,654

Cash, cash equivalents, and restricted cash at the end of period	$787,046	$1,037,435

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2019

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$112,469	$(10,415)	$(12,660)	$—	$—	$89,394
Costs of professional services	130,750	(16,150)	(3,459)	—	—	111,141
Product development	347,831	(91,237)	(13,631)	—	—	242,963
Sales and marketing	272,936	(38,854)	(12,834)	—	—	221,248
General and administrative	84,455	(28,579)	(3,298)	—	—	52,578
Operating income (loss)	(123,386)	185,235	45,882	—	—	107,731
Operating margin	(15.0)%	22.5%	5.6%	—%	—%	13.1%
Other income (expense), net	7,141	—	—	11,587	—	18,728
Income (loss) before provision for (benefit from) income taxes	(116,245)	185,235	45,882	11,587	—	126,459
Provision for (benefit from) income taxes	30	—	—	—	21,468	21,498
Net income (loss)	$(116,275)	$185,235	$45,882	$11,587	$(21,468)	$104,961
Net income (loss) per share (1)	$(0.52)	$0.83	$0.21	$0.05	$(0.14)	$0.43

(1)

GAAP net loss per share is calculated based upon 223,309 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 245,333 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $26.5 million and amortization of acquisition-related intangible assets of $19.3 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2020, the projected non-GAAP tax rate is 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$80,245	$(7,877)	$(4,452)	$—	$—	$67,916
Costs of professional services	97,726	(10,792)	(1,701)	—	—	85,233
Product development	263,584	(68,511)	(8,797)	—	—	186,276
Sales and marketing	192,771	(25,612)	(2,580)	—	—	164,579
General and administrative	55,581	(19,867)	(1,867)	—	—	33,847
Operating income (loss)	(71,264)	132,659	19,397	—	—	80,792
Operating margin	(11.5)%	21.4%	3.2%	—%	—%	13.1%
Other income (expense), net	(3,848)	—	—	18,139	—	14,291
Income (loss) before provision for (benefit from) income taxes	(75,112)	132,659	19,397	18,139	—	95,083
Provision for (benefit from) income taxes	(702)	—	—	—	16,866	16,164
Net income (loss)	$(74,410)	$132,659	$19,397	$18,139	$(16,866)	$78,919
Net income (loss) per share (1)	$(0.35)	$0.62	$0.09	$0.09	$(0.12)	$0.33

(1)

GAAP net loss per share is calculated based upon 213,055 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 236,027 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $14.3 million and amortization of acquisition-related intangible assets of $5.1 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, the projected non-GAAP tax rate is 17%.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

•

Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition, and thus we do not believe it is reflective of ongoing operations.

•

Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

•

Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020 and 2019, we have determined the projected non-GAAP tax rate to be 17%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:

Michael Magaro

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contact:

Nina Oestlien

+1 (415) 828-3034

Nina.Oestlien@Workday.com